EXHIBIT 16.1

Lichter, Yu & Associates
Certified Public Accountants
9191 Towne Centre Drive, Suite 406
San Diego, CA 92122

March 30, 2006
Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, D.C. 20549-0504

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K dated March 29, 2006, of Advanced Medical Institute Inc., and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

By:	/s/ Lichter, Yu & Associates
Lichter, Yu & Associates